Exhibit 3.61

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LEM AMERICA, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF MARCH, A.D. 1981, AT 12 O’CLOCK P.M.

CERTIFICATE OF RENEWAL, FILED THE SIXTH DAY OF MARCH, A.D. 1991, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

[SEAL]
/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

0910784 8100H		AUTHENTICATION: 2877105

040036195		DATE: 01-16-04

1

CERTIFICATE OF INCORPORATION

OF

LEM AMERICA, INC.

* * * * *

1.        The name of the corporation is LEM AMERICA, INC.

2.        The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.        The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

5A.    The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

K. L. Husfelt	100 West Tenth Street
Wilmington, Delaware 19801

B. A. Schulman	100 West Tenth Street
Wilmington, Delaware 19801

B. L. Kinsler	100 West Tenth Street
Wilmington, Delaware 19801

5B.         The name and mailing address of each director is as follows:

NAME	MAILING ADDRESS

Gilbert Marounani	25 Rue Spontini
Paris, France 75116

Jermaine Marounani	25 Rue Spontini
Paris, France 75116

Gilbert Segel	9348 Santa Monica Blvd.
Beverly Hills, California 90210

6.        The corporation is to have perpetual existence.

7.        In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.        Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.        The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of March 1981.

/s/ K. L. Husfelt
K. L. Husfelt

/s/ B. A. Schuleman
B. A. Schuleman

/s/ E. L. Kinsler
E. L. Kinsler

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/06/1991
910655172 – 910784

Certificate

for Renewal and Revival of Charter

LEM AMERICA, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.        The name of this corporation is LEM AMERICA, INC.

2.        Its registered office in the State of Delaware is located at 32 Loockerman Square, Suite L-100, City of Dover Zip Code 19901 County of Kent the name and address of its registered agent is The Prentice-Hall Corporation System, Inc.

3.        The date of filing of the original Certificate of Incorporation in Delaware was March 24, 1981

4.        The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1990, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.        This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1990, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Leslie Bider the last and acting President, and Fred Wistow, the last and acting Secretary of LEM AMERICA, INC., have hereunto set their hands to this certificate this 26th day February 1991.

/s/ Leslie Bider
Last and Acting President

ATTEST:

/s/ Fred Wistow
Last and Acting Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960 139330 – 910784

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Lem America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,  DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc.  and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of   “THE COMPANY”, adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 14th day of May, 1996.

By:	MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY